UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 5, 2011

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Explanatory Note:

This Amendment No. 1 on Form 8-K/A (the "Amendment") amends the Current Report on Form 8-K (the "Initial 8-K") filed with the Securities and Exchange Commission on January 5, 2011, by The Shaw Group Inc. ("Shaw"). Shaw submits this Amendment for the sole purpose of correcting typographical errors to the body of the Initial 8-K. Except for correcting the typographical errors, this Amendment does not modify the Initial 8-K.

On January 5, 2011, The Shaw Group Inc. ("Shaw") received a favorable ruling from the Taiwan High Court related to Taiwan Power Company's Lungmen Nuclear Power Project. The High Court's ruling affirmed an arbitration award that ordered Taiwan Power Company to pay the Company approximately $27 million in damages for increased costs caused by Taiwan Power Company. The High Court also dismissed Taiwan Power Company's counterclaims in their entirety.

The Taiwan Power Company may appeal to the Taiwan Supreme Court, which may or may not decide to hear the appeal if filed. At this time, Shaw is making no adjustments to its financial results or its previously issued earning guidance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

January 5, 2011	By:	John Donofrio

Name: John Donofrio
Title: Executive Vice President, General Counsel and Corporate Secretary